FIRST MODIFICATION TO LOAN AGREEMENT

THIS FIRST MODIFICATION TO LOAN AGREEMENT (“Agreement”) is effective December 21, 2012 (the “Effective Date”) by and between CARDINAL BANK, (the “Bank”), and WIDEPOINT CORPORATION, WIDEPOINT SOLUTIONS CORPORATION, WIDEPOINT IL, INC., WIDEPOINT NBIL, INC., ADVANCED RESPONSE CONCEPTS CORPORATION, PROTEXX TECHNOLOGY CORPORATION, OPERATIONAL RESEARCH CONSULTANTS, INC., ISYS, LLC and WIDEPOINT OHIO REAL ESTATE CORPORATION (jointly, severally and collectively, the “Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower, pursuant to the terms and conditions of a Commercial Loan Agreement dated December 30, 2011 (the “Loan Agreement”), has obtained financing from the Bank to provide funds for the general working capital needs of the Borrower pursuant to a line of credit loan in the maximum principal amount of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) (the “Loan”) and evidenced by Borrower’s Promissory Note (Commercial – Revolving Draw) dated December 30, 2011 (the “Note”); and

WHEREAS, the Loan is secured by, among other things, all business assets, personal property and fixtures of Borrower of every kind and nature including, without limitation, accounts, equipment, accessions, fixtures, inventory, chattel paper, instruments, investment property, documents, letter-of-credit rights, deposit accounts and general intangibles, wherever located, (“Property”), as evidenced by a Security Agreement dated December 30, 2011 between Bank and Borrower; and

WHEREAS, the parties desire to modify certain terms of the Loan and as more particularly spelled out hereinafter in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the recitals set forth above, which are hereby incorporated by reference herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Section 3 of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

3.  MATURITY DATE. I agree to fully repay the Loan by June 30, 2014.

2.         Section 6L of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

L. Minimum Tangible Net Worth. I will maintain at all times, tested quarterly, a tangible net worth, determined under consistently applied generally accepted accounting principles, of at least $4,000,000.00 as of December 31, 2012, increasing to at least $4,500,000.00 as of December 31, 2013. Tangible net worth is defined as stockholders equity plus obligations contractually subordinated to debt owed to the Bank minus goodwill, intangibles, investment in subsidiaries, contract rights, and amounts due from stockholders and affiliated entities. For determining tangible net worth, total assets will exclude all intangible assets, including without limitation goodwill, patents, trademarks, trade names, copyrights, and franchises, and will also exclude all Accounts Receivable, owed by my Insiders, that do not provide for a repayment schedule, but will include the amounts owing under the $4,000,000.00 Notes to Insiders that have been subordinated to the Bank’s indebtedness.

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3.         Section 6O of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

O. Additional Covenants. BORROWING BASE (ADVANCES) and DIRECT ASSIGNMENT OF CONTRACTS. The sum of the Borrowing Base defined herein and in the section entitled “2. ADVANCES” is amended to include the following: A(3) 90 percent of those Eligible Accounts Receivable related to payments due under contracts with the United States Government for which the Borrower is the primary contractor, provided such contracts greater than $1,000,000.00 in remaining backlog and with at least nine (9) months duration have been assigned to the Lender in full compliance with the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727, 41 U.S.C. Section 15) and A(4)

The Line of Credit and the Borrowing Base shall be reduced at all times by the balance outstanding under Lender’s term loan #4504027502. It is further noted that the component of the Borrowing Base described under item “2(A)(1)” includes all Eligible Accounts Receivable included under item “(3)” i.e. the same Eligible Accounts Receivable (or any portion thereof) shall not be counted more than once.

DEBT SERVICE COVERAGE RATIO. During the term of this agreement, Borrower will maintain a ratio of net income, before interest, taxes, depreciation, amortization and 123R related non-cash expenses to current maturities of long term debt plus interest, of 1.20:1 or more, as determined on the last day of each fiscal quarter under consistently applied generally accepted accounting principles. To be tested quarterly and measured on a rolling four (4) quarter basis.

4.         Borrower hereby reaffirms all other representations, warranties, and covenants set forth in the Loan Agreement, the Note and in the ancillary loan documents associated therewith.

5.        The modifications as set forth in this Amendment are subject to the fulfillment of, and at the Bank’s election, each of the following conditions:

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(a)      The Borrower shall have executed and delivered to the Bank this Agreement and each of the other documents that require the execution, acknowledgement and delivery of the Borrower.

(b)      The Borrower shall have paid to the Bank at closing, or on demand thereafter, the Bank’s reasonable attorneys’ fees incurred in connection with the preparation of this Amendment without demand and without offset or reduction, and a loan modification fee of $8,000.00. The failure to fully and timely pay the foregoing shall constitute an Event of Default under the Loan Documents.

6.        Except as expressly modified hereby, all of the terms and conditions of the Loan Agreement remain in full force and effect and are renewed, extended and brought forward and not terminated hereby. The Borrower hereby represents and warrants that, except as set forth herein and as of the date hereof, the Loan Agreement is in full force and effect, valid, binding and enforceable in accordance with its terms, without offset, reduction or credit, and that there exists no default thereunder.

IN WITNESS WHEREOF, this Amendment is executed under seal as of the day and year first above written.

[Signatures to follow on next page]

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BANK:

CARDINAL BANK

By:		[SEAL]
Sushil K. Clarence, Executive Vice President

BORROWER:

WIDEPOINT CORPORATION

	By:	[SEAL]
James T. McCubbin, Executive Vice President

WIDEPOINT SOLUTIONS CORP.

	By:	[SEAL]
James T. McCubbin, Vice President

WIDEPOINT IL, INC.

	By:	[SEAL]
James T. McCubbin, Vice President

WIDEPOINT NBIL, INC.

	By:	[SEAL]
James T. McCubbin, Vice President

WIDEPOINT OHIO REAL ESTATE CORP.

	By:	[SEAL]
James T. McCubbin, Vice President

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OPERATIONAL RESEARCH CONSULTANTS, INC.

By:	[SEAL]
James T. McCubbin, Vice President

ISYS, LLC

By:	[SEAL]
James T. McCubbin, Vice President

ADVANCED RESPONSE CONCEPTS CORPORATION

By:	[SEAL]
James T. McCubbin, Vice President

PROTEXX ACQUISITION CORPORATION

By:	[SEAL]
James T. McCubbin, Vice President

STATE OF ______________ :

COUNTY OF ___________ :

I, the undersigned Notary Public of and for the jurisdiction aforesaid, do certify that James T. McCubbin, Executive Vice President of WidePoint Corporation and Vice President of WidePoint Solutions Corp., Widepoint IL, Inc., Widepoint NBIL, Inc., Widepoint Ohio Real Estate Corp., Operational Research Consultants, Inc., iSYS, LLC, Advanced Response Concepts Corporation and Protexx Acquisition Corporation, personally known to me or satisfactorily proven, whose name is signed to the foregoing First Modification has acknowledged the same me in my jurisdiction aforesaid.

Given under my hand this __________ day of ________________, 2012.

____________________________________

Notary Public

My Commission Expires:

___________________

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